Exhibit 5.1

January 27, 2014	+1 617 526 6000 (t) +1 617 526 5000 (f) wilmerhale.com

Idenix Pharmaceuticals, Inc.

320 Bent Street

Cambridge, MA 02141

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Idenix Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Registrant’s common stock, $0.001 par value per share, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $17,788,595 (the “Shares”).

We are acting as counsel for the Registrant in connection with the registration for sale of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Registrant as provided to us by the Registrant, the Restated Certificate of Incorporation and the Amended and Restated By-laws of the Registrant, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when (i) specifically authorized for issuance by the Registrant’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Shares have been duly established in conformity with the Registrant’s Restated Certificate of Incorporation and Amended and Restated By-laws, each as amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) the Shares have been issued and sold as contemplated by the Registration Statement and (v) the Registrant has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Shares, the Shares will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Idenix Pharmaceuticals, Inc.

January 27, 2014

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Susan W. Murley
Susan W. Murley, Partner